Exhibit 99.1

NGL Energy Partners LP Signs Agreements to Sell Marine Assets for $111.65MM

TULSA, Okla.--(BUSINESS WIRE)—March 6, 2023--NGL Energy Partners LP (NYSE:NGL) (“NGL,” “our,” “we,” or the “Partnership”) announced the signing of two definitive agreements to sell all of its marine assets for $111.65 million in cash in the aggregate. NGL provided waterborne transportation of refined products and crude oil for a diversified group of customers which include major oil refineries on the Gulf Coast with these assets. NGL’s marine fleet consists of 13 towboats and 25 tank barges. The transaction is expected to close at the end of this month, subject to customary closing conditions.

“I want to thank our Marine employees for their hard work and service over the years to build one of the best fleets in the business. This non-core asset sale should allow NGL to further reduce leverage by March 31, 2023, as these proceeds will be used for debt reduction.” stated Mike Krimbill, NGL’s CEO. “Our near-term focus continues to be reducing absolute debt and leverage.” Krimbill concluded.

BofA Securities, Inc. is serving as NGL’s financial advisor; and McAfee & Taft of Tulsa, Oklahoma is serving as NGL’s outside legal counsel.

About NGL Energy Partners LP

NGL Energy Partners LP, a Delaware limited partnership, is a diversified midstream energy company that transports, stores, markets and provides other logistics services for crude oil, natural gas liquids and other products and transports, treats and disposes of produced water generated as part of the oil and natural gas production process.
For further information, visit the Partnership’s website at www.nglenergypartners.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. While NGL believes such forward-looking statements are reasonable, NGL cannot assure they will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings with the Securities and Exchange Commission. Other factors that could impact any forward-looking statements are those risks described in NGL’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other public filings. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” NGL undertakes no obligation to publicly update or revise any forward-looking statements except as required by law.

NGL provides Adjusted EBITDA guidance that does not include certain charges and costs, which in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as income taxes, interest and other non-operating items, depreciation and amortization, net unrealized gains and losses on derivatives, lower of cost or net realizable value adjustments, gains and losses on disposal or impairment of assets, gains and losses on early extinguishment of liabilities, equity-based compensation expense, acquisition expense, revaluation of liabilities and items that are unusual in nature or infrequently occurring. The exclusion of these charges and costs in future periods will have a significant impact on the Partnership’s Adjusted EBITDA, and the Partnership is not able to provide a reconciliation of its Adjusted EBITDA guidance to net income (loss) without unreasonable efforts due to the uncertainty and variability of the nature and amount of these future charges and costs and the Partnership believes that such reconciliation, if possible, would imply a degree of precision that would be potentially confusing or misleading to investors.

David Sullivan, 918-481-1119
Vice President - Finance
David.Sullivan@nglep.com